Exhibit 10.7: Base Salaries of Named Executive Officers
     Effective March 7, 2011, the following are the base salaries (on an annual basis) of the named executive officers* (as defined in Item 402(a)(3) of Regulation S-K) of Alliance Bankshares Corporation.

William E. Doyle, Jr.	$299,500
President & Chief Executive Officer

Paul M. Harbolick, Jr.	$200,340
Executive Vice President & Chief Financial Officer

George F. Cave**	$200,000
Executive Vice President

Craig W. Sacknoff	$181,600
Executive Vice President

John B. McKenney, III	$146,076
Senior Vice President & Chief Credit Officer

*	Salary information is not presented for Thomas A. Young, Jr. or Frank H. Grace, III, because they are no longer employees.

**	George F. Cave is expected to become a named executive officer with the 2011 Proxy Statement.